EXHIBIT 10.2

                                 Promissory Note

$400,000                                                              3-28, 2005

      FOR VALUE RECEIVED, Joseph L. Putegnat III, an individual with a residence of 10863 Stone Haven Way, San Diego, California 92130 (the "Borrower"), hereby promises to pay to the order of AICI, Inc, a corporation organized and existing under the laws of the State of Nevada and having a place of business at 9255 Towne Centre Drive, Suite 235, San Diego, California 92121 (the "Lender") at the office of the Lender at 9255 Towne Centre Drive, Suite 235, San Diego, California 92121, or any other office designated by the Lender, the principal amount of four hundred thousand dollars ($400,000) in lawful money of the United States of America in same day or other immediately available funds together with interest on the unpaid balance hereof at the rate of five and one-half percent (5 1/2%) per annum. Principal and interest shall be payable at the office of the Lender or such other place the Note holder may designate one (1) year from the date hereof (the "Due Date"). Borrower may extend the payment of the principal and interest under this Note an additional three (3) months; provided, however, that the terms and conditions of the Loan Documents set forth in the Loan Agreement dated March 25, 2005 are not in default and the Borrower pays prior to the Due Date an extension fee in the amount of five thousand dollars ($5,000).

      Borrower shall pay to the holder of this Note a late charge of ten percent (10%) of the amount due if such installment is not received by the Note holder on before the Due Date, or in the event of an extension, on the extended due dates three (3) months after the Due Date..

      Notwithstanding the foregoing, this Note shall become immediately due and payable without further notice or demand upon the occurrence of any Events of Default. Each of the following shall constitute an "Event of Default," whatever the reason for such event and whether or not it shall be voluntary or involuntary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

      (a) The Borrower shall default in any payment of any principal or interest under the Note when and as due (whether by reason of demand, maturity, mandatory prepayment, acceleration or otherwise) or in the payment of any interest under the Note, Deed of Trust or Pledge and Security Agreement as hereinafter defined when and as due;

      (b) The occurrence of any "Default" as defined in the Deed of Trust or the Pledge and Security Agreement or if such term is not defined therein, a material breach (after any applicable grace period, if any) thereunder; or any default under any agreement or instrument which evidences a debt owed by the Borrower to Lender;


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      (c) The filing of a petition  of  bankruptcy  by or against  Borrower  for adjudication as a bankrupt under the Bankruptcy Reform Act as amended, the dissolution of Borrower in connection with the bankruptcy or other insolvency, the appointment of a receiver or trustee of substantially all of the property of Borrower, or the making by Borrower of an assignment for the benefit of creditors; provided, however, that Borrower shall have sixty (60) days to cure any involuntary proceedings commenced against it.

      Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Lender and then refunded to the Borrower.

      The Borrower and any endorsers, guarantors and sureties hereof and their respective representatives, heirs, successors and assigns, expressly (a) waive, to the fullest extent permitted under law, presentment, demand, protest, notice of dishonor, notice of non-payment, notice of acceptance, notice of maturity, notice of default, notice of protest, notice of demand and all other demands and notices to which each of them may otherwise be entitled (except for any notice that may be specifically provided for in this Note, the Deed of Trust or the Pledge and Security Agreement), and (b) consent that the Lender may release or surrender, exchange or substitute any property now held or which may hereafter be held as security for the payment of this Note, may add any property as security, or may extend the time for payment or otherwise modify the terms of payment of any part of or the whole of the debt evidenced hereby, all without releasing the obligations of any such party for the payment of this Note. The Lender may release any such party from the obligations without in any way affecting the obligations of any such other party(ies).

      Borrower agrees to pay on demand (with interest after payment is due as provided herein) all reasonable costs and expenses, including reasonable attorneys' fees incurred in connection with the collection and enforcement of this Note and in protecting or realizing on any property securing this Note and all other costs and expenses and all other amounts required to be paid by the Borrower under the Deed of Trust and Pledge and Security Agreement, or any other document to which Borrower is a party.

      If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note is also obligated to keep all of the promises made in this Note.

      This Note shall be binding upon the Borrower and Borrower's successors (including, without limitation, successors by merger), assigns, heirs and representatives and shall inure to the benefit of the Lender and its successors and assigns.


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      This Promissory Note shall be construed in accordance with and governed by the laws of the State of California.

      Any notice to Borrower provided for in this Note shall be given by mailing such notice by certified mail return receipt requested addressed to Borrower at the address stated below, or to such other address as Borrower may designate by notice to the note holder. Any notice to the note holder shall be given by mailing such notice by certified mail, return receipt requested, to the note holder at the address stated above in this Note, or at such other address as may have been designated by notice to Borrower.

      This Note is secured by any and all collateral at any time granted to the Lender to secure any obligations of the Borrower, including, but not limited to a Deed of Trust and a Pledge and Security Agreement of even date herewith with respect to certain collateral of Borrower described therein.

Borrower:


/s/ Joseph Lyle Putegnat III
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Joseph Lyle Putegnat III